                                                                   Exhibit 23.02
                   CONSENT OF KPMG LLP, INDEPENDENT AUDITORS


The Board of Directors
ONI Systems Corp.:

We consent to incorporation by reference in the registration statement on Form S-8 dated on or about May 31, 2000 to register common stock associated with the 1997 Stock Plan, 1998 Equity Incentive Plan, 1999 Equity Incentive Plan, Davis Stock Option Plan and Agreement, 2000 Equity Incentive Plan and 2000 Employee Stock Purchase Plan of ONI Systems Corp., of our report dated March 9, 2000, except for Note 13 which is as of May 9, 2000, relating to the consolidated balance sheets of ONI Systems Corp. as of December 31, 1998, and 1999, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the period from October 20, 1997 (inception) to December 31, 1997 and for each of the years in the two-year period ended December 31, 1999, which report appears in the prospectus of ONI Systems Corp. filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

                                                                   /s/ KPMG LLP


Mountain View, California
May 31, 2000